SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ENVIVIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENVIVIO, INC.

400 Oyster Point Boulevard, Suite 325

South San Francisco, California 94080

Notice of Annual Meeting of Stockholders

The 2014 Annual Meeting of Stockholders of Envivio, Inc. will be held at our principal executive offices located at 400 Oyster Point Boulevard, Suite 325, South San Francisco, California, on July 23, 2014, at 9:00 a.m., Pacific time. We are holding the Annual Meeting to:

1.	Elect two Class II directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified; and

2.	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2015.

We also will transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

We have selected May 27, 2014, as the record date for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Pursuant to Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to deliver our proxy materials to our stockholders via the internet. This process allows us to provide stockholders with the information they need, while at the same time lowering the cost of delivery. On or about June 5, 2014, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders containing instructions on how to access our 2014 Proxy Statement and fiscal 2014 Annual Report to Stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The Notice will also serve as an admission ticket for a stockholder to attend the 2014 Annual Meeting of Stockholders. Each attendee must present the Notice, or other proper form of documentation, to be admitted.

By Order of the Board of Directors,

/s/ Erik E. Miller
Erik E. Miller Secretary

May 30, 2014

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy. You may vote over the internet, by telephone or by mail (if you request a paper copy of the proxy materials and wish to vote by mail). Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these voting options.

ENVIVIO, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

July 23, 2014

This proxy statement is being furnished to stockholders of Envivio, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our 2014 Annual Meeting of Stockholders, which is described below.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to our stockholders over the internet, rather than mailing paper copies of those materials to each stockholder. On or about June 5, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a web site where they can access our 2014 Proxy Statement and fiscal 2014 Annual Report to Stockholders and view instructions on how to vote via the internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed.

References to “the Company,” “we,” “us” or “our” throughout this proxy statement mean Envivio, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the Annual Meeting be held?

The 2014 Annual Meeting of Stockholders will be held on July 23, 2014, at 9:00 a.m., Pacific Time, at our principal executive offices, which are located at 400 Oyster Point Boulevard, Suite 325, South San Francisco, California.

What items will be voted on at the Annual Meeting?

As to all holders of our Common Stock, the purpose of the Annual Meeting is to:

•	Elect two Class II directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified; and

•	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2015.

We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that you vote:

•	FOR each director nominee; and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2015.

Who is entitled to vote at the Annual Meeting?

Stockholders who owned Common Stock at the close of business on May 27, 2014, the record date for the Annual Meeting, may vote at the Annual Meeting. For each share of Common Stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Who will engage in a solicitation of proxies? Who will bear the cost of that solicitation?

Certain of our directors, officers and employees may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

How do I vote my shares?

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with Envivio (through our transfer agent, American Stock Transfer & Trust Company):

•

Via Internet: Go to www.voteproxy.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

By Telephone: Call toll-free 1-800-776-9437 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares of common stock held in “street” or “nominee” name (through a bank, broker or other nominee):

•

You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

•

If you own shares in “street name” through a broker and do not instruct your broker how to vote, your broker may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015 is considered to be “routine.” The other proposal is considered to be a “non-routine” matter. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes, but will not be counted as shares present and entitled to vote on the election of directors. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

Regardless of how you own your shares, if you are a stockholder of record, you may vote by attending the Annual Meeting on July 23. 2014, at 9:00 a.m., Pacific Time, at our principal executive offices, which are located at 400 Oyster Point Boulevard, Suite 325, South San Francisco, California. If you hold your shares in “street” or “nominee,” you must obtain a proxy, executed in your favor, from the holder of record to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•	FOR each director nominee, and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2015.

How do I change or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the Annual Meeting, by itself, will not revoke a proxy. You may revoke your proxy by telephone by calling 1-800-776-9437 and following the instructions or via the internet by going to www.voteproxy.com and following the instructions.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

What constitutes a quorum for purposes of the Annual Meeting?

On May 27, 2014, the record date, we had 27,801,926 shares of Common Stock outstanding. Voting can only take place at the Annual Meeting if the holders of a majority of the total number of shares of the Common Stock outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions will be treated as present for purposes of determining the existence of a quorum.

How many votes are required to approve the proposals?

The election of directors in Proposal 1 will be determined by the two nominees receiving the greatest number of votes from shares eligible to vote. The affirmative vote of a majority of the voting power of the Common Stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 2.

Can I attend the Annual Meeting in person?

We cordially invite and encourage all of our stockholders to attend the Annual Meeting. Persons who are not stockholders may attend only if invited by us. Stockholders of record must bring a copy of the Notice or proxy card in order to be admitted to the Annual Meeting. You should also be prepared to present photo identification for admittance.

Will any other matters be presented at the Annual Meeting?

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2014 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on those other matters.

Who can help answer my questions?

If you have any questions about the Annual Meeting, voting or your ownership of our stock, please contact our investor relations department by e-mail at ir@envivio.com or by phone at (650) 243-2702.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties, as well as to set standards for their professional conduct. Our Board of Directors has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. The company’s Corporate Governance Guidelines may be found on the company’s website at ir.envivio.com, by selecting “Investor Relations-Corporate Governance” and then “Charter & Governance Policies.” In addition, all standing committees of our Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

Board Composition

Our Board of Directors is currently composed of seven members, all of whom are independent, except for Julien Signès. Our certificate of incorporation provides that the authorized number of board seats, which is currently seven, shall be not less than five and not more than eleven, with the exact number to be fixed from time to time by a resolution of the majority of our Board of Directors. There are no family relationships among any of our directors or executive officers.

Our Board met a total of eight times in fiscal 2014. During fiscal 2014, all of our directors attended at least 75% of the meetings of our Board held during their tenure and 75% of the meetings, if any, of the Board committees upon which they served and held during their tenure. Four of our directors attended the annual meeting in fiscal 2013. Our Board does not have a policy requiring director attendance at annual meetings of our stockholders.

Board Leadership Structure

Our Board of Directors selects the Chairman of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

Our Chairman, Mr. Kramer, presides over each Board meeting. The Chairman serves as liaison between the Chief Executive Officer and the other directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he becomes aware. The Chairman presides at stockholders’ meetings and provides advice and counsel to the Chief Executive Officer.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, the current rules of Nasdaq and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below:

Audit committee — David Spreng, Kevin Dillon and Marcel Gani serve on our audit committee. Mr. Gani is chairperson of this committee. Our audit committee assists our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions, and is directly responsible for the approval of the services performed by our independent accountants and reviewing of their reports regarding our accounting practices and systems of internal accounting controls. Our audit committee also oversees the audit efforts of our independent accountants and takes actions as it deems necessary to satisfy itself that the accountants are independent of management. Our audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters. Our board of directors has determined that Mr. Gani and Mr. Dillon are each an audit committee financial expert, as defined by the rules promulgated by the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. The audit committee met eight times in fiscal 2014.

Compensation committee — David Spreng, Corentin du Roy de Blicquy and Terry Kramer serve on our compensation committee. Mr. Kramer is chairperson of this committee. Our compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs. In addition, our compensation committee reviews and makes recommendations for approval by the independent members of our board of directors regarding the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans. Following this offering, our compensation committee will be primarily and ultimately responsible for determining the compensation program for our executive officers. The compensation committee met seven times and took action by written consent three times in fiscal 2014.

Nominating and corporate governance committee — Ned Gilhuly, Terry Kramer and David Spreng serve on our nominating and corporate governance committee. Mr. Spreng is chairperson of this committee. Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board of directors. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines, and reporting and making recommendations to the board of directors concerning corporate governance matters. The nominating and corporate governance committee met one time in fiscal 2014.

Copies of Corporate Governance and Other Materials Available

Our Board has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our web site at ir.envivio.com, by selecting “Corporate Governance” and then “Charter & Governance Policies.”

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

Compensation Committee Interlocks and Insider Participation

Terry Kramer (Chairman), Corentin du Roy de Blicquy and David Spreng served as members of our Compensation Committee during fiscal 2014. All are outside, independent directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during fiscal 2014.

Director Nomination Policy

Our Nominating and Governance Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. Our Board nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our directors are independent under NASDAQ rules and that one or more of our directors is an “audit committee financial expert” under SEC rules.

Prior to our annual meeting of stockholders, our Nominating and Governance Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating and Governance Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating and Governance Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating and Governance Committee based on the membership criteria described above and set forth in our Governance Guidelines.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee should notify our Corporate Secretary in writing at our principal office. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information — Stockholder Proposals for 2014 Annual Meeting” in this proxy.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Corporate Governance Committee generally must include the following information about the prospective nominee:

•	the name, age, business address and residence address of the person;

•	the principal occupation of the person;

•	the number of shares of our capital stock owned by the person;

•	a description of all compensation and other relationships during the past three years between the stockholder and the person;

•	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act; and

•	the person’s written consent to serve as a director if elected.

The Nominating and Governance Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating and Governance Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.

Communications with Directors

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Secretary

Envivio, Inc.

400 Oyster Point Boulevard, Suite 325

South San Francisco, CA 94085

Board Role in Risk Oversight

Our Board’s standing committees support our Board by regularly addressing various issues within their respective areas of oversight. The Audit Committee’s responsibilities include reviewing and overseeing major financial risk exposures and the steps management has taken to monitor and control these exposures. Management, on a regular basis, provides the Audit Committee with its assessment and mitigation efforts in regards to particular risks facing the Company that have been identified through the risk management process. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting.

The Compensation Committee assists our Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. The Nominating and Governance Committee assists our Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, our stockholders will be asked to elect two individuals to serve as directors until the 2017 Annual Meeting. See “Proposal No. 1 — Election of Directors.”

Below are the names and ages of our seven directors as of the date of this proxy statement, the year each of them became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the Class II nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees for Election at this Meeting for a Term Expiring in 2017 (Class II)

Kevin E. Dillon (age 59) has served as a member of our Board of Directors since September 2008. Since January 2005, Mr. Dillon has served as General Partner at Atlantic Bridge, a private equity firm with offices in Dublin and London. Mr. Dillon received a B.A. degree in Economics and Law from University of Cape Town, a LLB degree in Commercial Law from University of Cape Town, a B. Comm. degree in Accounting from University of South Africa, a B. Comm. degree in Taxation from University of Cape Town, and a LLM degree in law from Golden Gate University School of Law.

Our Board of Directors believes that Mr. Dillon should serve on our Board of Directors due to his background as an executive in the technology sector and his experience of venture capital investing in technology companies, which provides a diversity of experience for his service on our Board of Directors and valuable insight into our industry.

R. David Spreng (age 52) has served as a member of our Board of Directors since August 2004. Since 1998, Mr. Spreng has served as Managing General Partner at Crescendo Ventures, a venture capital firm. Mr. Spreng also serves on the Board of GSV Capital Corp., an investment company. Mr. Spreng received a B.S.B. degree in Accounting from University of Minnesota-Twin Cities.

Our Board of Directors believes that Mr. Spreng should serve on our Board of Directors due to his experience in building companies from the earliest stages of growth to mature technology companies, as a seasoned investor in various technology companies, and his insight into capital formation and operational development matters. Our Board of Directors found Mr. Spreng’s experience as a recent director of a public company also provides valuable perspective to our Board of Directors.

Directors Continuing in Office until 2015 (Class III)

Marcel Gani (age 61) has served as a member of our Board of Directors since May 2011. Mr. Gani is currently an independent consultant. From September 2005 to September 2009, he was a lecturer at the Leavey School of Business, Santa Clara University in Accounting and Finance. From 2005 to 2006, he served as Chief of Staff at Juniper Networks, Inc., a network infrastructure company. From February 1997 to December 2004, Mr. Gani served as Chief Financial Officer of Juniper Networks, Inc. Mr. Gani became Juniper’s Executive Vice President and Chief Financial Officer in July 2002. From January 1996 to January 1997, Mr. Gani served as Vice President and Chief Financial Officer of NVIDIA Corporation, a 3D graphic processor company. Mr. Gani holds an M.B.A. from the University of Michigan. Mr. Gani serves on the advisory board of the Zell Lurie Institute for entrepreneurial studies at the University of Michigan. Mr. Gani has been appointed to the board of directors of Infinera Corporation, an optical transmission equipment company, effective June 9, 2014.

Our Board of Directors believes that Mr. Gani should serve on our Board of Directors due to his extensive financial and accounting expertise and his experience in managing the financial and administrative departments of large publicly traded technology companies. His background provides perspective to our Board of Directors in managing a publicly traded company and strong leadership for the audit committee of our Board of Directors.

Terry D. Kramer (age 54) has served as a member of our board of directors since May 2011 and was appointed Chairman of our board of directors in September 2013. In April 2012, Mr. Kramer was appointed Lecturer/Faculty Advisor at UCLA’s Anderson School of Management and was later appointed as Distinguished Visitor in November 2013. In June 2012, Mr. Kramer received an appointment to serve as U.S. Ambassador for the World Conference of International Communications to negotiate a telecommunications and internet treaty on behalf of the United State. This role was completed in January 2013. In April 2011, Mr. Kramer was appointed Entrepreneur in Residence at Harvard Business School and also a member of its California Research Center Advisory Board. From January 2005 to July 2010, Mr. Kramer served in various management positions with Vodafone Group Plc, a telecommunications company, serving initially as the Chief of Staff to the Group CEO from January 2005 to December 2006, then Group Human Resources Director and Chief of Staff from December 2006 to July 2007, then as Group Strategy and Human Resources Director and Chief of Staff from July 2007 to July 2008, then as Group Strategy and Business Improvement Director from July 2008 to July 2009 and finally as Regional President, Vodafone Americas from August 2009 to July 2010. Mr. Kramer received a B.A. degree in Economics from UCLA and an M.B.A. from Harvard University.

Our Board of Directors believes that Mr. Kramer should serve on our Board of Directors due to his background as an executive in the telecommunications industry and experience in corporate strategy and human resources management. His background provides a broad perspective to our Board of Directors in strategic matters and strong leadership for the compensation committee of our Board of Directors.

Directors Continuing in Office Until 2016 (Class I)

Edward A. Gilhuly (age 54) has served as a member of our board of directors since December 2011. Since May 2006, Mr. Gilhuly has served as co-president at Sageview Capital, a private investment firm. Prior to founding Sageview Capital, Mr. Gilhuly was at Kohlberg Kravis Roberts & Co (KKR) from September 1986 until October 2005, where he became partner in January 1995 and oversaw KKR’s European business from December 1998 to December 2004. He also served on KKR’s Investment Committee from its inception in January 2000 until his departure in October 2005. Since August 2009, Mr. Gilhuly has served on the Board of Directors of Cinedigm Digital Cinema Corp., a publicly traded digital cinema services company. Mr. Gilhuly also serves on the board of two private companies. Mr. Gilhuly received a B.A. degree in Economics and History from Duke University and a M.B.A. from Stanford University.

Our Board of Directors believes that Mr. Gilhuly should serve on our Board of Directors due to his significant experience in private equity and finance and experience of having served on over 20 corporate boards, which experience will provide valuable insight and perspective to our Board of Directors.

Corentin du Roy de Blicquy (age 38) has served as a member of our Board of Directors since February 2007. Mr. du Roy de Blicquy is a Principal at HarbourVest Partners (U.K.) Limited, a subsidiary of global private equity manager HarbourVest Partners, LLC. He has been with HarbourVest since March 2003. Mr. du Roy de Blicquy received a B.S. degree in Business Administration from Paris IX Dauphine University. He received the Chartered Financial Analyst designation in 2002.

Our Board of Directors believes that Mr. du Roy de Blicquy should serve on our Board of Directors due to his experience investing in technology companies as well as his background in finance, which brings industry experience and financial expertise to the Board of Directors

Julien Signès (age 43) is one of our founders and has served as our President since our inception in January 2000 and our Chief Executive Officer since April 2005. Mr. Signès is responsible for the business strategy, executive duties and leadership of Envivio. Mr. Signès received an M.S. degree in Software and Electrical Engineering from Ecole Polytechnique and Ecole Nationale Supérieure des Télécommunications.

Our Board of Directors believes that Mr. Signès should serve on our Board of Directors due to his experience gained while developing video processing and distribution technologies with France Telecom as well as his experience as a co-founder of Envivio and his tenure with Envivio, which brings industry experience, strategic perspective to our technology development, historic company knowledge as well as continuity to the Board of Directors.

EXECUTIVE OFFICERS

The following sets forth to biographical information of our named executive officers, other than those who also serve on our Board of Directors.

Erik E. Miller (age 54) has served as our Chief Financial Officer since February 2010. From January 2008 to July 2009, Mr. Miller served as Chief Financial Officer at SigNav Pty. Ltd., a component supplier to the wireless industry, where he was responsible for finance and administration functions; and from March 2006 to January 2008, Mr. Miller served as Chief Financial Officer at Tangler Pty. Ltd., a social networking company, where he was responsible for finance and administrative functions. Mr. Miller received a B.S. degree in Business Administration from the University of California, Berkeley.

Anne M. Lynch (age 58) has served as our Vice President, Human Resources since January 2011. From May 1995 to August 2008, Ms. Lynch served as Vice President, Human Resources at Harmonic Inc., a provider of broadcast video products, and Directeur General of Harmonic Europe, where she was responsible for all human resources functions. From August 2008 to October 2010, Ms. Lynch was pursuing a graduate degree. Ms. Lynch received a B.A. degree in Languages from Clarke University and a Master of Arts degree in Business Leadership and Ethics from St. Mary’s College of California.

Ira Goldfarb (age 57) joined Envivio as Senior Vice President of Global Sales & Services in January 2013. Previously, he held several sales leadership positions at SeaChange International Inc., most recently as Executive Vice President of Worldwide Sales & Services. During his tenure with SeaChange from 1994 to 2012, the company became a global leader in VOD solutions and annual revenues increased from $1M in 1994 to $216M in 2011. Before joining SeaChange, Mr. Goldfarb also served in various sales management positions at Digital Equipment Corporation from 1983 to 1994. He completed a Masters of Business Administration degree at Boston University and holds a Bachelor’s degree in Mathematics from Clark University in Massachusetts.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 19, 2014 about the number of shares of Common Stock beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Envivio, Inc., 400 Oyster Point Boulevard, Suite 325, South San Francisco, CA 94080.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage beneficial ownership data is based on 27,301,483 shares of our Common Stock outstanding as of May 19, 2014.

In computing the number of shares of capital stock beneficially owned by a person and the percentage beneficial ownership of that person, we deemed outstanding shares subject to options, restricted stock units and warrants held by that person that are currently exercisable or exercisable within 60 days of May 19, 2014.

Beneficial Ownership Table

	Number of Shares Beneficially Owned(1)
	Shares	Percentage
Named Executive Officers and Directors
Julien Signes (2)	714,502	2.6%
Erik E. Miller (3)	175,605	*
Anne M. Lynch (4)	66,928	*
Ira Goldfarb (5)	88,541	*
Kevin E. Dillon (6)	1,380,714	5.1%
Corentin du Roy de Blicquy (7)	25,825	*
Marcel Gani (8)	70,825	*
Edward Gilhuly (9)	2,608,725	9.5%
Terry D. Kramer (10)	65,825	*
R. David Spreng (11)	3,345,645	12.2%
All Executive Officers and Directors as a group (10 persons) (12)	8,543,135	29.9%
5% Stockholders
Entities affiliated with Omnes Capital, S.A.S. (13)	2,133,352	7.8%
Entities affiliated with Crescendo Ventures (14)	3,314,820	12.1%
HarbourVest International Private Equity Partners V-Direct Fund L.P. (15)	3,639,939	13.3%
Sageview Capital Master, L.P. (16)	2,608,725	9.6%
Total	14,316,426	50.1%

*	Less than 1%
(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options to purchase shares of common stock exercisable within 60 days of May 19, 2014. Unless otherwise noted, shares are owned of record and beneficially by the named person.
(2)	Includes 712,152 shares subject to options which are exercisable within 60 days of May 19, 2014, of which 15,705 are subject to Envivio’s right of repurchase, which right lapses over time.
(3)	Consists of 175,605 shares subject to options which are exercisable within 60 days of May 19, 2014, 2,698 of which are subject to Envivio’s right of repurchase, which right lapses over time.
(4)	Consists of 66,828 shares subject to options which are exercisable within 60 days of May 19, 2014, of which 5,209 are subject to Envivio’s right of repurchase, which right lapses over time.
(5)	Consists of 88,541 shares subject to options which are exercisable within 60 days of May 19, 2014.
(6)	Consists of 10,500 shares subject to options which are exercisable within 60 days of May 19, 2014, 20,325 restricted shares that will vest within 60 days of May 19, 2014 and 1,349,889 shares held by Atlantic Bridge Ventures GP Ltd. Based on a Schedule 13G filed May 31, 2013, Elaine Coughlan, Brian Long and Kevin Dillon are Controlling Shareholders of Atlantic Bridge Ventures GP Ltd. and share voting and dispositive power over these shares. Each of these individuals disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The principal business address of Atlantic Bridge Ventures GP Ltd. is 31 Kildare Street, Dublin 2, Republic of Ireland.
(7)	Includes 20,325 restricted stock units that will vest within 60 days of May 19, 2014. Excludes 3,639,939 shares held by HarbourVest International Private Equity Partners V-Direct Fund L.P. Mr. du Roy de Blicquy is an employee of HarbourVest Partners (U.K.) Limited, a subsidiary of HarbourVest Partners, LLC, the managing member of the general partner of the general partner of HarbourVest International Private Equity Partners V-Direct Fund L.P. Mr. du Roy de Blicquy does not have voting power or dispositive rights over shares held by HarbourVest International Private Equity Partners V-Direct Fund L.P. and disclaims beneficial ownership of the shares held by HarbourVest International Private Equity Partners V-Direct Fund L.P.

(8)	Consists of 50,500 shares subject to options which are exercisable within 60 days of May 19, 2014, of which 9,167 are subject to Envivio’s right of repurchase, which right lapses over time and 20,325 restricted stock units that vest within 60 days of May 19, 2014.
(9)	Includes 20,325 restricted stock units that will vest within 60 days of May 19, 2014. Also includes 2,588,400 shares held by Sageview Capital Master, L.P. Reference is hereby made to footnote 16.
(10)	Includes 40,000 shares subject to options which are exercisable within 60 days of May 19, 2014, of which 9,167 are subject to Envivio’s right of repurchase, which right lapses over time and 20,325 restricted stock units that will vest within 60 days of May 19, 2014.
(11)	Includes 10,500 shares subject to options which are exercisable within 60 days of May 19, 2014 and 20,325 restricted stock units that will vest within 60 days of May 19, 2014. Also includes 3,314,820 shares held by entities affiliated with Crescendo Ventures. Reference is made to footnote 16.
(12)	Includes 1,154,626 shares subject to options which are exercisable within 60 days of May 19, 2014, of which 36,737 are subject to Envivio’s right of repurchase, which right lapses over time and 121,950 restricted stock units that will vest within 60 days of May 19, 2014.
(13)	Based on a Schedule 13G filed May 21, 2014, 1,808,543 shares are beneficially owned by FCPR CLV1 and 324,809 shares are beneficially owned by CLVC, S.A. Voting and dispositive power over the shares held by FCPR CLV 1 and CLVC, S.A. is exercised by Omnes Capital, S.A.S., their management company, in application of the decisions of the investment committees of FCPR CLV 1 and CLVC, S.A. The principal business address of Omnes Capital, FCPR CLV1 and CLVC, S.A. is 37-41, Rue du Rocher, 75008 Paris, France.
(14)	According to a Schedule 13G filed May 31, 2013, includes 437,604 shares held by Crescendo Holdings IV, LLC, 10,263 shares held by Crescendo IV Entrepreneur Fund A, L.P, 25,284 shares held by Crescendo IV Entrepreneur Fund, L.P. and 2,547,211 shares held by Crescendo IV, L.P. Crescendo Holdings IV, LLC is the Manager and General Partner of Crescendo IV Entrepreneur Fund A, L.P., Crescendo IV Entrepreneur Fund, L.P. and Crescendo IV, L.P. The amount also includes 106,656 shares held by Crescendo IV AG & Co., Beteilgungs KG and 187,802 shares held by Crescendo IV Coinvestment Fund, LLC. Crescendo German Investments IV, LLC is the Managing Partner of Crescendo IV AG & Co., Beteilgungs KG. R. David Spreng, a member of our Board of Directors is the Managing Member of Crescendo Ventures IV, LLC, Crescendo IV Coinvestment Fund LLC and Crescendo German Investments IV, LLC. The principal business address of Crescendo Ventures is 600 Hansen Way, Palo Alto, California 94304.
(15)	Based on a Schedule 13G filed February 13, 2013. 3,639,939 shares of Common Stock are beneficially owned by HarbourVest International Private Equity Partners V-Direct Fund L.P. Harbour Vest is the Managing Member of HIPEP V-Direct Associates LLC, which is the General Partner of HIPEP V-Direct Associates L.P., which is the General Partner of HarbourVest International Private Equity Partners V-Direct Fund L.P. Each of HarbourVest, HIPEP V-Direct Associates LLC and HIPEP V-Direct Associates L.P. may be deemed to have a beneficial ownership interest in the shares held by HarbourVest International Private Equity Partners V-Direct Fund L.P. Voting and investment power over the securities owned directly by HarbourVest International Private Equity Partners V-Direct Fund L.P. is exercised by the Investment Committee of HarbourVest. Each of HarbourVest, HIPEP V-Direct Associates LLC, HIPEP V-Direct Associates L.P. and the members of the HarbourVest Investment Committee disclaim beneficial ownership of the shares held directly by HarbourVest International Private Equity Partners V-Direct Fund L.P. The principal business address of HarbourVest International Private Equity Partners V-Direct Fund L.P. is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111.
(16)

Based on Schedule 13G filed February 14, 2014, 2,582,900 shares are beneficially owned by Sageview Capital Master, L.P. (“Sageview Master”), a Cayman Islands exempted limited partnership formed in order to engage in the acquiring, holding and disposing of investments in various companies. A further 25,825 shares are owned by Sageview Capital L.P. Sageview Capital L.P. is the investment advisor to Sageview Master. Sageview Capital Partners (A), L.P., Sageview Capital Partners (B), L.P. and Sageview Partners (C) (Master), L.P. (collectively, the “Shareholders”) collectively hold of 100% of the limited partner interest in Sageview Master. Sageview Capital GenPar, Ltd. is a Cayman Islands exempted limited partnership formed to act as the general partner of Sageview Master and each of the Shareholders.

Sageview Capital GenPar, L.P. is a Delaware limited partnership formed to be the sole owner of Sageview Capital GenPar, Ltd. Sageview Capital MGP, LLC, a Delaware limited liability company is the general partner of Sageview Capital GenPar, L.P. Edward Gilhuly, one of our directors, and Scott M. Stuart are managing members of Sageview Capital MGP, LLC, and may be deemed to beneficially own any shares that Sageview MGP may beneficially own or be deemed to own. Each such individual disclaims beneficial ownership of such shares. The principal business address of Sageview Master and the above named entities affiliated with Sageview Capital is 55 Railroad Avenue, 1st Floor, Greenwich, CT 06830.

Related Party Transaction Policy

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

EXECUTIVE COMPENSATION

FISCAL 2014 SUMMARY COMPENSATION TABLE

The following table summarizes compensation paid to our named executive officer during the fiscal years ended January 31, 2014 and 2013:

Name and Principal Position	Fiscal Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation	Total
Julien Signès	2014	$285,204	$240,231	$95,757	$621,192
President and Chief Executive Officer	2013	285,560	—	88,167	373,727

Erik E. Miller	2014	205,834	83,558	54,132	343,524
Chief Financial Officer	2013	205,834	—	58,778	264,612

Ira Goldfarb	2014	250,877	44,391	43,810	278,820
Senior Vice President of Global Sales	2013	3,846	242,000	—	245,846

(1)	Represents the grant date fair value of awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. For a summary of the assumptions used in the valuation of awards, please see the Company’s Annual Report on Form 10K, footnote 7, Stock Option Plan. There can be no assurance that the value upon vesting or exercise will approximate the compensation expense we recognized.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information about the number of outstanding equity awards held by our named executive officers on January 31, 2014:

Name	Number of Securities Underlying Options (#) Exercisable(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Shares, Units or Other Rights that Have Not Vested(#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Share, Units or Other Rights that Have Not Vested($)(2)
Julien Signès	50,000	—	$0.30	5/11/2019		119,884	433,980
	333,333	48,612	0.30	12/7/2020
	328,819	61,314	0.30	12/7/2020
	—	131,504	3.30	9/10/2023	(4)

Erik E. Miller	44,637	1,500	0.30	1/25/2020		59,942	216,990
	110,587	18,881	0.30	12/7/2020
		45,740	3.30	9/10/2023	(4)

Ira Goldfarb	62,500	187,500	1.79	1/28/2013

(1)	Unless otherwise stated, all option grants vest at the rate of 1/48th of the total number of shares subject to the option each month following the vesting commencement date.
(2)	The market value is based on the closing price of our Common Stock on January 31, 2014, which was $3.62.
(3)	Option grants vest as to 1/8th of the total number of shares in the grant six months after the vesting commencement date and 1/48th of the toal in the grant each month thereafter.

(4)	Option grants vest as to 1/4th of the shares on the first anniversary of the date of grant and the remaining in equal monthly installments over three years.
(5)	The awards vest in 12 equal installments over a period of five years beginning 12/08/2011, provided the employee continues his employment with the Company and Company’s Common Stock share price achieves a certain price threshold.

COMPENSATION OF DIRECTORS

Our Compensation Committee reviews and makes recommendations to our Board concerning director compensation. Directors who are employees, such as Mr. Signès, are not compensated for their service on the Board.

Each member of our Board of Directors that is not an investor director (as discussed below) are entitled to the following cash compensation for service on our Board of Directors:

Description of Board Service	Cash Amount
General Board Services
Annual Retainer for Chairperson	$50,000
Annual Retainer	20,000
Meeting Fee	None
Committee Chair Services
Annual Cash Retainer
Audit Committee	$25,000
Compensation Committee	15,000
Nominating and Corporate Governance Committee	20,000
Meeting Fee (all committees)	None
Committee Member Services (Excluding Committee Chair)
Annual Cash Retainer
Audit Committee	$5,000
Compensation Committee	3,000
Nominating and Corporate Governance Committee	1,500
Meeting Fee (all committees)	None

Each “investor director” (who is a director who is affiliated with a stockholder of the Company who holds more than 1% of the outstanding shares) is not entitled to be paid any cash compensation for service on the Board or committees.

On the first business day following each regular annual stockholder meeting, each of our non-employee directors, including investor directors, who was not elected to our board of directors for the first time at that meeting and who has served on our Board of Directors for at least twelve months as of the date of the meeting will also receive an annual equity award equal to $50,000 based on the fair market value or Black-Scholes value of our common stock on the date of grant. The annual awards will automatically be granted in the form of restricted stock units under the 2012 Stock Incentive Plan after the business day following the 2014 annual stockholder meeting. The grants will vest in full on the first anniversary of the date of grant, or immediately prior to the next regular annual stockholder meeting following the date of grant if the meeting occurs prior to the first anniversary date. Each award will become fully vested upon a change of control of the Company. The number of restricted stock units actually awarded will be determined by dividing the cash value of the grant by the closing price of a share of our common stock on the date of the grant.

Upon joining our Board of Directors, each independent director who was not previously an employee of the Company is automatically granted a nonstatutory option or restricted stock units to purchase a number of shares equal to the quotient of $100,000 based on the fair market value of the underlying shares on the date of grant.

Fiscal 2014 Director Compensation Table

The table below shows the compensation paid to each non-employee director for their service in fiscal 2014:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Gianluca U. Rattazzi (4)	73,333	—	73,333
Kevin E. Dillon	—	50,000	50,000
Corentin du Roy de Blicquy	—	50,000	50,000
Marcel Gani	48,750	50,000	98,749
Terry D. Kramer	56,208	50,000	106,208
R. David Spreng	—	50,000	50,000
Edward A. Gilhuly	—	50,000	50,000
Clifford B. Meltzer (5)	—	—	—

(1)	Amounts listed in this column represent the aggregate grant date fair value of options granted on July 18, 2013 with a vesting period of one year determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes.
(2)	Other than Mr. Rattazzi, each of our Directors were each awarded 20,325 restricted stock units representing 20,325 shares of our Common Stock at no cost on July 18, 2013.
(3)	As of January 31, 2014, of the non-employee directors, Gianluca U. Rattazzi held 453,670 shares subject to options, Kevin E. Dillon held 10,500 shares subject to options and 20,325 restricted stock units, Marcel Gani held 50,500 shares subject to options and 20,325 restricted stock units, Terry D Kramer held 40,000 shares subject to options and 20,325 restricted stock units, R. David Spreng held 10,500 shares subject to options and 20,325 restricted stock units, Edward A. Gilhuly held 20,325 restricted stock units and Corentin du Roy de Blicquy held 20,325 restricted stock units.
(4)	Mr. Rattazzi retired from the Board in April 2014.
(5)	Mr. Meltzer resigned from the Board on February 20, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth required information for the Company’s equity compensation plans as of January 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	3,844,374	$1.50	1,003,608
Equity compensation plans not approved by security holders	—	—	—

Total	3,844,374	$1.50	1,003,608

(1)	Includes the 2012 Stock Incentive Plan (the “2012 Plan”), Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and 2000 Stock Option Plan (the “2000 Plan”). The 2012 Plan replaced the 2010 Plan, which had earlier replaced the 2000 Plan.

(2)	The number of shares under the 2012 Plan automatically increases on the first day of each fiscal year beginning in fiscal 2014 and ending in fiscal 2023, in an amount equal to the least of (i) 2,000,000 shares, (ii) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) another amount determined by our board of directors. In addition, up to 3,500,000 shares subject to outstanding awards under the 2000 Plan 2010 Plan that are subsequently forfeited or terminated for any reason before being exercised will be made available for issuance under the 2012 Plan.

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2014 with management and BDO USA, LLP (“BDO USA”) and discussed with BDO USA those matters required by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee received the written disclosures and the letter from BDO USA required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA’s communications with the Audit Committee concerning independence, and has discussed with BDO USA its independence.

Based on these reviews and discussions with management and BDO USA, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended January 31, 2014 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members
Marcel Gani (Chairman)
David Spreng
Kevin Dillon

Fees Incurred with Respect to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to evaluate and determine that the services provided by BDO USA, LLP and the member firms of BDO USA, and their respective affiliates (collectively, the “BDO USA Entities”) in each year are compatible with the auditor’s independence. The following table shows fees billed for each of fiscal year 2014 and fiscal year 2013 for professional services rendered by the BDO USA Entities for the audit of our financial statements and other services.

	Fiscal Year Ended January 31, 2014	Fiscal Year Ended January 31, 2013
Audit Fees (1)	$569,000	$515,000
Audit Related Fees (2)	$10,000	$20,000
Tax Fees	$8,000	$—

Total	$587,000	$535,000

(1)	Audit fees are fees for the audit of the Company’s annual financial statements. Audit fees also include fees for the review of financial statements included in the Company’s quarterly reports on Form 10-Q, services rendered in connection with the Company’s filing of a registration statement on Form S-1, foreign statutory audits and out-of-pocket expenses.
(2)	In fiscal years 2014 and 2013, audit-related fees were comprised of fees for assurance and related services that are reasonably related to the performance of the audit or review of Company’s financial statements including consultations concerning proposed transactions.

Audit Committee Pre-Approval Procedures

With respect to independent auditor services and fees, it is our practice to provide pre-approval of audit, audit-related, tax and other specified services on an annual basis. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, we seek specific pre-approval by the Audit Committee. Other specified services are generally preapproved only when the amount of such services is expected to be different than the prior year or normal fees. Proposed services anticipated to exceed pre-approved cost levels are discussed with the Audit Committee. It is our practice that the Audit Committee Chairman has pre-approval authority with respect to permitted services. The Chairman of the Audit Committee reports any pre-approval decisions to our Audit Committee at its next scheduled meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines. Each nominee is now a member of the Board. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting for a Term Expiring in 2017

Kevin E. Dillon

R. David Spreng

The election of directors will be determined by the two nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board’s nominees in the manner described on the proxy, each proxy received will be voted for the election of each of the Board’s nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present Board to fill the vacancy, if any. We are not aware that any of the nominees will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2015

Based upon its review of BDO USA, LLP’s (“BDO USA”) qualifications, independence and performance, the Audit Committee of our Board has appointed BDO USA to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2015.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders.

However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of BDO USA, the Audit Committee may reconsider whether to retain BDO USA, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of BDO USA, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the voting power of the common stock present in person or by proxy at the Annual Meeting, is required to ratify the appointment of BDO USA as our independent registered public accounting firm for the fiscal year ending January 31, 2015.

Representatives of BDO USA are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2015.

GENERAL INFORMATION

Stockholder Proposals for the 2015 Annual Meeting

Stockholder proposals for inclusion in the proxy materials for the 2015 annual meeting must be received at our principal executive offices by January 31, 2015.

In addition, our bylaws provide stockholders who wish to present proposals for action, or to nominate directors, at our next annual meeting of stockholders (that is, the next annual meeting following the annual meeting to which this proxy statement relates) must give written notice thereof to our Corporate Secretary at the address set forth on the cover page of this proxy statement in accordance with the provisions of our Bylaws, which require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding annual meeting of stockholders. In the event the date of the 2015 annual meeting is more than 30 days before or after the anniversary date of the 2014 Annual Meeting, in order for a notice to be timely, it must be delivered not later than the close of business on the later of the 90th day prior to the 2014 annual meeting or the close of business on the 10th day following the day on which we first publicly announce the date of the 2015 annual meeting.

Annual Report and Financial Statements

A copy of our 2014 Annual Report to Stockholders, which includes our financial statements for the fiscal year ended January 31, 2014, is available along with this proxy statement and other voting materials and information on the website http://www.astproxyportal.com/ast/17604.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2013.

ANNUAL MEETING OF STOCKHOLDERS OF ENVIVIO, INC. July 23, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17604 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Kevin E. Dillon O R. David Spreng 2. Ratification of appointment of BDO USA, LLP as the independent registered public accounting firm for fiscal year 2015. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 072314 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0 14475 ENVIVIO, INC. Proxy for Annual Meeting of Stockholders on July 23, 2014 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Julien Signès and Erik Miller, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Envivio, Inc., to be held July 23, 2014, at 9:00 a.m., at Company’s principal executive offices at 400 Oyster Point Boulevard, Suite 325, South San Francisco, California, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)